UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): May 16, 2019

First BanCorp.
(Exact Name of Registrant as Specified in its Charter)

Puerto Rico	001-14793	66-0561822
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1519 Ponce de Leon Ave. P.O. Box 9146 San Juan, Puerto Rico	00908-0146
(Address of Principal Executive Offices)	(Zip Code)

(787) 729-8200
(Registrant’s Telephone Number, including Area Code)

Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

 Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock ($0.10 par value)	FBP	New York Stock Exchange

Item 5.07	Submission of Matters to a Vote of Security Holders

At the Annual Meeting of Stockholders of First BanCorp (the “Corporation”) held on May 16, 2019, stockholders of the Corporation voted on the following proposals, which are described in more detail in the Corporation’s Definitive Proxy Statement on Schedule 14A for the 2019 Annual Meeting of Stockholders filed by the Corporation with the Securities and Exchange Commission on April 5, 2019. The voting results are as follows:

Proposal 1 – Election of Directors

Director Nominees:	Votes For	Votes Against	Votes Abstained
Juan Acosta Reboyras	184,311,680	218,682	10,673
Aurelio Alemán	184,374,259	160,760	6,016
Luz A. Crespo	184,401,632	130,752	8,651
Tracey Dedrick	184,394,030	131,041	15,964
Daniel E. Frye	184,394,434	131,290	15,311
Robert T. Gormley	184,267,588	250,425	23,022
John A. Heffern	184,369,009	153,856	18,170
Roberto R. Herencia	182,458,883	2,074,333	7,819
Jośe Menéndez-Cortada	182,551,809	1,983,025	6,201

Broker Non- Vote         11,522,928          shares for each director.

Proposal 2 – Non-binding Approval of 2018 Executive Compensation of the Corporation’s named executive officers.

Votes For	Votes Against	Votes Abstained	Broker Non-Votes
173,937,275	9,741,635	862,125	11,522,928

 Proposal 3 – Ratify the Appointment of Crowe LLP as the Corporation’s Independent Registered Public Accounting Firm for 2019 Fiscal Year

Votes For	Votes Against	Votes Abstained
195,560,555	475,086	28,322

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 17, 2019	First BanCorp

	By:	/s/ Lawrence Odell
	Name:	Lawrence Odell
	Title:	EVP and General Counsel